Exhibit 99.1
Precision BioSciences Announces Changes to Senior Leadership Team to Support Advancement of Programs Through Next Set of Clinical Milestones

– Leadership updates come as Precision advances its lead programs, PBGENE-HBV for chronic hepatitis B and PBGENE-DMD for Duchenne muscular dystrophy –

DURHAM, N.C.--(BUSINESS WIRE)--Jul. 27, 2026-- Precision BioSciences, Inc. (Nasdaq: DTIL), a clinical stage gene editing company utilizing its novel proprietary ARCUS® platform to develop in vivo gene editing therapies for high unmet need diseases, today announced changes to its senior leadership team. Alex Kelly, currently Chief Financial Officer, has been promoted to the newly created role of Chief Operating Officer where he will oversee all key customer-facing functions. Naresh Tanna, currently Vice President of Investor Relations and Chief of Staff to the CEO, has been promoted to Chief Financial Officer where he will oversee corporate finance, reporting and investor relations. These two leadership changes will take effect beginning August 1, 2026. Cindy Atwell, Chief Development Officer, continues to lead clinical development across both of the Company’s clinical stage programs, PBGENE-HBV and PBGENE-DMD. To further support the development of two clinical stage programs, the Company has hired two new physician leaders under Ms. Atwell with proven expertise in infectious diseases and muscular dystrophy. In addition, Cassie Gorsuch, PhD, Chief Scientific Officer, now leads all research functions, including clinical stage translational sciences and next generation programs.
“These leadership changes reflect the strength and depth of the team we have built at Precision and our confidence in the leaders driving operational excellence for our next phase of growth,” said Michael Amoroso, Chief Executive Officer of Precision BioSciences. “As we continue to generate clinical data from the ELIMINATE-B and FUNCTION-DMD studies, Cassie, Cindy, Alex and Naresh are playing a central role in delivering our clinical promise to patients while driving shareholder value.”
Complete biographies for each member of Precision’s leadership team are available at https://precisionbiosciences.com/who-we-are/our-team/#leadership.
About Precision BioSciences, Inc.
Precision BioSciences, Inc. is a clinical stage gene editing company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform that differs from other technologies in the way it cuts, its smaller size, and its simpler structure. These features are intended for ARCUS nucleases to drive more defined therapeutic outcomes. Using ARCUS, the Company’s pipeline is comprised of clinical stage in vivo gene editing candidates designed to deliver lasting cures for the broadest range of genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences, please visit www.precisionbiosciences.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s leadership transitions, the anticipated roles and responsibilities of its executives, the advancement of its lead programs toward future clinical milestones, and its external engagement efforts. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ are described in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as

Exhibit 99.1
of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.
Investor and Media Contact:
Naresh Tanna
naresh.tanna@precisionbiosciences.com